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                                                                     EXHIBIT 4.3





                        TRANSAMERICAN ENERGY CORPORATION

                         SECURITY AND PLEDGE AGREEMENT

                                       by

                        TRANSAMERICAN ENERGY CORPORATION

                                  in favor of

                        FIRSTAR BANK OF MINNESOTA, N.A.
                  as Indenture Trustee for the Holders of the
                     11 1/2% Senior Secured Notes due 2002
                   13%Senior Secured Discount Notes due 2002





                           Dated as of June 13, 1997
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                        TRANSAMERICAN ENERGY CORPORATION
                         SECURITY AND PLEDGE AGREEMENT

                 This Security and Pledge Agreement (this "Agreement") is made and entered into as of June 13, 1997 by TransAmerican Energy Corporation, a Delaware corporation (the "Company"), in favor of Firstar Bank of Minnesota, as trustee (the "Indenture Trustee") for the Noteholders (hereafter defined) under the Indenture described herein.

                                    RECITALS

                 WHEREAS, the Company has entered into an Indenture dated as of June 13, 1997 (as it may from time to time be amended or modified and in effect, the "Indenture") with the Indenture Trustee; and

                 WHEREAS, pursuant to the Indenture, the Company has issued $425,000,000 aggregate principal amount of 13% Senior Secured Notes due 2002 and $1,105,000,000 aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (the "Notes"); and

                 WHEREAS, contemporaneously with the issuance of the Notes, the Company shall make loans to TransAmerican Refining Corporation, a Delaware corporation ("TARC"), and to TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), and such loans are evidenced by (i) that certain Loan Agreement dated as of June 13, 1997 (the "TARC Intercompany Loan Agreement") executed by TARC in favor of the Company, and (ii) that certain Loan Agreement dated as of June 13, 1997 (the "TransTexas Intercompany Loan Agreement") executed by TransTexas in favor of the Company; and

                 WHEREAS, TARC's obligations under the TARC Intercompany Loan Agreement are further evidenced by that certain promissory note in the amount of $920,000,000 dated as of June 13, 1997 (the "TARC Intercompany Note"), and executed by TARC in favor of the Company, and TransTexas' obligations under the TransTexas Intercompany Loan Agreement are further evidenced by that certain promissory note in the amount of $450,000,000 dated as of June 13, 1997 (the "TransTexas Intercompany Note" and, together with the TARC Intercompany Note, the "Intercompany Notes"), and executed by TransTexas in favor of the Company; and

                 WHEREAS, the obligations of TARC under the TARC Intercompany Note and the TARC Intercompany Loan Agreement are secured by (i) that certain Security and Pledge Agreement dated as of June 13, 1997 (the "TARC Security Agreement") executed by TARC in favor of the Company and (ii) that certain Act of Mortgage, Security Agreement and Financing Statement dated as of June 13, 1997 (the "TARC Mortgage" and, together with the TARC Intercompany Loan Agreement, the TARC Intercompany Note and the TARC Security Agreement, the "TARC Loan Documents"); and

                 WHEREAS, the obligations of TransTexas under the TransTexas Intercompany Note and the TransTexas Intercompany Loan Agreement are secured by
(i) that certain Security and Pledge Agreement dated as of June 13, 1997 (the "TransTexas Security Agreement") executed by TransTexas in favor of the Company, (ii) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 13, 1997 (the "TransTexas Alabama Mortgage"), (iii) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 13, 1997 (the "TransTexas Texas Mortgage"), (iv) that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 13, 1997 (the "TransTexas Mississippi Mortgage"),
(v) that certain Mortgage, Deed of Trust, Assignment


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of Production, Security Agreement and Financing Statement dated as of June 13,
1997 (the "TransTexas North Dakota Mortgage") and (vi) that certain Act of Mortgage, Security Agreement and Financing Statement dated as of June 13, 1997 (the "TransTexas Louisiana Mortgage" and, together with the TransTexas Intercompany Note, the TransTexas Intercompany Loan Agreement, the TransTexas Security Agreement, the TransTexas Alabama Mortgage, the TransTexas Texas Mortgage, the TransTexas Mississippi Mortgage and the TransTexas North Dakota Mortgage, the "TransTexas Loan Documents"); and

                 WHEREAS, in order to secure the payment and performance in full of the Indenture obligations of the Company, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the grant of a security interest in the Company UCC Collateral, the Assigned Collateral and the Pledged Collateral (as defined below);

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indenture Trustee hereby agree as follows:

         Section 1. Definitions.

                 (a) As used in this Agreement, capitalized terms not otherwise defined herein have the meanings set forth in the Indenture, and the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Assigned Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

                 "Collateral" shall have the meaning assigned to that term in
         Section 2 of this Agreement.

                 "Default" and "Event of Default" shall have the meanings assigned to those terms in Section 6(a) of this Agreement.

                 "Disbursement Account" means the account or accounts owned by the Company and created by that certain Disbursement Agreement by and among the Company, TARC, the disbursement agent named therein, or its successor, and the construction supervisor named therein, as amended pursuant to the terms thereof.

                 "GAAP" means generally accepted accounting principles of the United States of America, consistently applied.

                 "Obligations" shall have the meaning assigned to that term in
         Section 2 of this Agreement.

                 "Indebtedness" means the following indebtedness and liabilities of the Company (and any extensions, renewals, refunding, increases, substitutions, replacements, consolidations, modifications or rearrangements of such indebtedness and liabilities, regardless of whether the Company executes any extension agreement or renewal instrument):

                          (i) all amounts advanced or expended by the Indenture Trustee under the Indenture and/or under or in connection with this Agreement, all reasonable costs and





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                 out-of-pocket expenses (excluding expenses representing
                 administrative overhead) at any time and from time to time incurred by the Indenture Trustee in connection with the administration and/or enforcement of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by the Indenture Trustee in connection therewith), and all indemnities at any time and from time to time payable hereunder to the Indenture Trustee, and

                          (ii) all indemnities which relate to the Notes at any time and from time to time payable to the Indenture Trustee or the holders of the Notes (the "Noteholders") (or any of them) under or in connection with the Indenture or any related documents, ratably according to the amount owing to the Indenture Trustee and each Noteholder, without preference or priority among the Indenture Trustee and the Noteholders, and

                          (iii) all principal, premium and accrued interest owing on the Notes, and

                          (iv) all other amounts payable by the Company under the Indenture.

                 "Pledged Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

                 "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                 "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

                 (b) All terms used in this Agreement which are defined in the UCC, other than those which are defined in the Indenture or specifically defined in Section 1(a) above, shall have the same meaning herein as in the UCC.

         Section 2. Grant of Security Interest.

                 (a) The Company hereby grants to the Indenture Trustee for the benefit of the Noteholders, to secure the payment and performance in full of the Obligations, a security interest in and a lien on and so pledges and assigns to the Indenture Trustee for the benefit of the Noteholders all of the Company's right, title and interest in, to and under any and all of the following described property, assets and rights, in each case, wherever located, whether now owned or hereafter acquired or arising, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof and assigns all rights in and to all collateral securing the following described property, assets and rights; provided, however, that this grant shall not include any of TARC's, TransTexas' or any other Subsidiary's right, title and interest in such described property:

                          (i) all equipment, machinery, chattels, tools, parts, machine tools, motor vehicles, furniture, fixtures and supplies of every nature, including, without limitation, Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, wellsite compressors, rolling stock and related equipment and other assets accounted for as equipment by the Company on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or





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                 contain information relating to the foregoing (any and all such property being the "Equipment");

                          (ii) all inventory in all of its forms, including without limitation, feedstocks, refined petroleum products, acquired line pipe, casing, drill pipe and other supplies accounted for as inventory by the Company on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software (any and all such property being "Inventory");

                          (iii) all personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, raw materials, goods, contract rights, rights to the payment of money (including, without limitation, all right title and interest in and to the TARC Intercompany Loan Agreement, the TARC Intercompany Note, the TransTexas Intercompany Loan Agreement and the TransTexas Intercompany
                 Note), insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (any and all such property being the "Personal Property"); and

                          (iv) any and all "accounts" as such term is defined in Article 9 of the UCC (excluding all intercompany accounts), all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing (any and all such property, the "Receivables" and together with the Equipment, Inventory and Personal Property, the "Company UCC Collateral").

                 (b) The Company also pledges to the Indenture Trustee for the benefit of the Noteholders, and grants to the Indenture Trustee for the benefit of the Noteholders a security interest in all of the Company's right, title and interest in, to and under any and all of the following described property, rights and interests, in each case, wherever located, whether now owned or hereafter acquired or arising, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof (collectively, the "Pledged Collateral"):

                          (i) all of the issued and outstanding shares of common stock identified on Schedule 2(b) attached hereto of TARC, TransTexas and any other subsidiary of the Company presently existing or hereafter created or acquired (the "Pledged Subsidiaries") therein set forth;





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                          (ii)    all other shares of common stock or other
                 equity securities now or hereafter owned or acquired by the Company in any manner issued by the Pledged Subsidiaries, and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any property described in Schedule 2(b) or any notes, bonds, debentures or other evidences of indebtedness now or hereafter owned or acquired by the Company in any manner that (A) are at any time convertible, exchangeable or exercisable into capital stock or other equity securities of the Pledged Subsidiaries or (B) have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the property described in Schedule 2(b) hereof; provided, however, that in the event the Company acquires any outstanding Common Stock Purchase Warrants of TARC issued on February 23, 1995 (the "TARC Warrants") pursuant to a tender offer by the Company for such TARC Warrants, the Company shall promptly cancel such TARC Warrants or contribute such TARC Warrants to TARC for prompt cancellation, and in no event will such TARC Warrants be included in the definition of "Pledged Collateral"; and

                          (iii) all proceeds and products of the foregoing and distributions thereof or with respect thereto, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the foregoing.

                 (c) The Company hereby also assigns to the Indenture Trustee for the benefit of the Noteholders and grants to the Indenture Trustee for the benefit of the Noteholders a security interest in, pledge of and lien on, the Disbursement Account and all investments, securities, financial assets credited thereto and security entitlements with respect thereto and all certificates and instruments, if any, from time to time representing or evidencing the Disbursement Account or any property credited thereto, whether now owned by the Company or existing or hereafter acquired, created or arising including the proceeds thereof (the "Assigned Collateral" and, together with the Company UCC Collateral and the Pledged Collateral, the "Collateral").

                          Subject to any Permitted Liens, pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Indenture Trustee, or such other Person that the Indenture Trustee has designated as its agent to hold for perfection purposes, all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Indenture Trustee may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, the Company shall, subject to Permitted Liens, forthwith endorse, assign and deliver the same to the Indenture Trustee, or such other Person that the Indenture Trustee has designated as its agent to hold for perfection purposes, accompanied by such instruments of transfer or assignment duly executed in blank as the Indenture Trustee may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Indenture Trustee or one or more nominees of the Indenture Trustee with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Indenture Trustee having at all times the





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         right to obtain definitive certificates (in the Indenture Trustee's name or in the name of one or more nominees of the Indenture Trustee) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Indenture Trustee may, in its discretion, appoint one or more financial institutions to act as the Indenture Trustee's agent in holding in custodial accounts instruments or other financial assets, including securities, in which the Indenture Trustee is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

                 (d) The inclusion of proceeds in this Agreement does not authorize the Company to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby or under the Indenture.

                 (e) This Agreement secures the prompt and complete (i) payment of all obligations of the Company to the Indenture Trustee under the Indenture and to the Holders under the Notes, whether such obligations are now existing or hereafter arising, and all renewals, extensions, amendments, supplements and rearrangements thereof and
         (ii) payment and performance of all covenants and conditions by the Company contained herein and in the Indenture and the Notes in each case whether for principal, interest, prepayment premium, taxes, costs, losses, compensation, reimbursements, fees, expenses or any other amount payable to the Indenture Trustee under the terms of this Agreement (all such obligations, covenants and conditions described in the foregoing clauses (i) and (ii) being hereinafter collectively referred to as the "Obligations").

                 (f) Notwithstanding anything contained herein to the contrary, the stock of an Accounts Receivable Subsidiary shall not constitute Collateral hereunder.

         Section 3. Representations and Warranties. The Company represents and warrants, as of the date hereof, to the Indenture Trustee and each Noteholder as follows:

                 (a) The chief executive office and principal place of business of the Company is located at 1300 N. Sam Houston Parkway East, Suite 320, Houston, Harris County, Texas 77032. Any and all Collateral not delivered to the Indenture Trustee or its designated agent is and will continue to be located only in the State of Texas.


                 (b) The Company is the legal and beneficial owner of all of the Collateral free and clear of any lien, security interest, charge or encumbrance of any kind or nature, except for the lien and security interest created hereby and for Permitted Liens, and has not made any other pledge, assignment, mortgage, hypothecation or transfer of the Collateral except as permitted hereunder or under the Indenture. Except for the lien and security interest created hereby, all of the Collateral is free from any material credit, deduction, allowance, defense, dispute, setoff or counterclaim and there is no material extension or indulgence with respect thereto. The Pledged Collateral is not subject to any put, call, option or other right in favor of any other person whatsoever.

                 (c)      The Pledged Collateral is accurately described in
         Schedule 2(b) hereto and has been duly authorized and validly issued and non-assessable.





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                 (d)      This Agreement has been duly executed and delivered
         by the Company and creates a valid security interest in, and lien on, the Collateral securing the payment of the Indebtedness. Upon the delivery of physical certificates evidencing the Pledged Collateral to the Indenture Trustee or its designated agent, delivery of the TARC Intercompany Note and the TransTexas Intercompany Note and the making of the filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 2(b) and Section 4, the security interests created by this Agreement will be duly perfected security interests subject to no equal or prior lien, security interest or encumbrance of any kind or nature other than Permitted Liens.

                 (e) The Company has the requisite corporate power and authority to pledge the Collateral in the manner hereby done or contemplated and to defend its title thereto against the lawful claims of all persons whomsoever.

                 (f) Neither the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, nor the transactions herein contemplated will (i) violate the Company's charter or bylaws, (ii) violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Company is a party, (iii) violate any law, order, rule or regulation applicable to the Company of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties, or (iv) result in or require the creation or imposition of any lien (other than the lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by the Company, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of the Company or on the value of the Collateral or a material adverse effect on the security interests hereunder.

                 (g) The Pledged Collateral includes the issued and outstanding shares of Common Stock of the Pledged Subsidiaries as described in Schedule 2(b) attached hereto, and as of the date of execution hereof, there are no outstanding options, warrants or other rights to subscribe for or purchase any property described in Section 2(b) or any notes, bonds, debentures or other evidences of indebtedness that (i) are at any time convertible into capital stock of the Pledged Subsidiaries or (ii) have or at any time could by their terms have voting rights with respect to any matters affecting the Pledged Subsidiaries.

                 (h) No consent or approval which has not been obtained prior to the date hereof of any other person or entity and no authorization, approval or other action (other than delivery of physical certificates evidencing the Pledged Collateral) by, and no notice to or filing with any governmental body (other than UCC filings), regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Collateral, and such pledge is effective to vest in the Indenture Trustee the rights of the Indenture Trustee in the Collateral as set forth herein. There are no restrictions on the transferability of any of the Collateral transferred or delivered by the Company hereunder or, except for restrictions related to federal and state securities laws governing the sale of "restricted stock" or "control stock," with respect to the foreclosure, transfer or disposition thereof by the Indenture Trustee.

         Section 4.Covenants.   During the term of this Agreement and until all
the Obligations with respect to the Indebtedness have been fully and finally paid and discharged in full, the Company covenants and agrees with the Indenture Trustee and each Noteholder that:





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                 (a)      Except as permitted by the Indenture or in the
         ordinary course of business, the Company will not make any compromise or settlement with respect to the Collateral without notice to or consent of the Indenture Trustee.

                 (b) The Company shall deliver to the Indenture Trustee or its designated agent concurrently with the execution of this Agreement or, to the extent acquired subsequent to the date of execution hereof, including without limitation Pledged Collateral issued by a newly created or acquired Subsidiary, immediately upon the Company's acquisition thereof: (i) all certificates and instruments representing the Pledged Collateral and a revised Schedule 2(b), and (ii) all certificates and instruments representing each other item of Collateral (including all certificates, instruments and notes representing any such Company UCC Collateral, including without limitation the Intercompany Notes). Any and all Pledged Collateral delivered to the Indenture Trustee shall be accompanied by undated duly executed powers in blank and by such other instruments of transfer or documents as the Indenture Trustee may reasonably request. The Indenture Trustee may hold the certificates representing the Pledged Collateral delivered to it in its own name or in the name of its nominee, all in form and substance satisfactory to the Indenture Trustee.

                 (c) From time to time, the Company shall, at its own expense, promptly give, execute, deliver, file and/or otherwise formalize any such notice, statement, instrument, document, agreement or other papers, and do all such other acts and things, as may be necessary or desirable, or as the Indenture Trustee may reasonably request, in order to create, evidence, preserve, perfect, validate or continue any lien or security interest created pursuant to this Agreement or to enable the Indenture Trustee to exercise or enforce its rights hereunder with respect to such lien or security interest, or otherwise further to effect the purposes of this Agreement.
         Without limiting the generality of the foregoing, the Company shall, at any time or from time to time upon the request of the Indenture Trustee and at the Company's own expense, execute, acknowledge, witness, deliver, file and/or record such financing and continuation statements, notices, additional assignments and other documents or instruments (all of which shall be in form and substance satisfactory to the Indenture Trustee and its counsel) as the Indenture Trustee may from time to time reasonably request for the perfection of the liens and security interests created hereby.

                 (d) The Company shall promptly notify the Indenture Trustee (i) of any material changes in any fact or circumstance represented or warranted by the Company with respect to any material portion of the Collateral, (ii) of any material impairment of the Collateral and (iii) of any claim, action or proceeding affecting title to all or any of the Collateral.

                 (e) Except for the liens and security interests created by this Agreement and the Permitted Liens in the Collateral, the Company shall at its own expense defend the Collateral against any and all liens, claims, security interests and other encumbrances or interests, howsoever arising and shall maintain and preserve the security interest granted hereunder with respect to the Collateral as long as this Agreement shall remain in full force and effect. The Company shall not make any other pledge, assignment, mortgage, hypothecation or transfer of the Collateral except as permitted hereunder or under the Indenture.

                 (f) The Company shall at all times keep accurate and complete records with respect to the Collateral, including, without limitation, records of all payments made, credit granted and proceeds received in connection therewith.





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                 (g)      The Company shall not relocate its principal place of
         business or chief executive office to a county or state other than that specified in Section 3(a) of this Agreement unless the Company gives 30 days' prior written notice to the Indenture Trustee, which notice shall specify the county and state into which such relocation is to be made. The Collateral, to the extent not delivered to the Indenture Trustee pursuant to Section 2, will be kept at those locations listed on the Perfection Certificate delivered to the Indenture Trustee herewith in the form attached as Exhibit A hereto and the Company will not remove the Collateral from such locations, without providing at least 30 days' prior written notice to the Indenture Trustee.

                 (h) The Company will keep the Collateral in good order and repair, except in situations where not to do so would not be material, and will not use the same in violation of law or any policy of insurance thereon. The Indenture Trustee, or its designee, may inspect the Collateral at any reasonable time, wherever located.

                 (i) The Indenture Trustee, or its representative, shall at all times have full and free access during normal business hours to all of the books, correspondence and records of the Company relating to the Collateral (other than information that is privileged and confidential) and the Indenture Trustee and its representatives may examine the same, make abstracts therefrom and make photocopies thereof, and the Company agrees to render to the Indenture Trustee, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested by the Indenture Trustee with regard thereto.

                 (j) The Company shall not permit any of the Pledged Subsidiaries to issue to the Company any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Indenture Trustee in accordance with Section 2(b).

                 (k) If, while this Agreement is in effect, any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights relating to the Pledged Collateral, is declared or made, or proposed to be declared or made, by any of the Pledged Subsidiaries or any other issuer of the Collateral, all substituted and additional securities or interest issued with respect to the Collateral and evidenced by certificates shall be endorsed in blank by the Company promptly upon receipt thereof or otherwise appropriately transferred to the Indenture Trustee or its designated agent in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Indenture Trustee or its designated agent to be held under the terms of this Agreement in the same manner as, and as a part of, the Collateral. All Pledged Collateral shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Collateral shall be endorsed in blank and delivered to the Indenture Trustee or its designated agent with any necessary powers.

         Section 5. Powers of the Secured Party.

                 (a) The Company hereby irrevocably designates and appoints the Indenture Trustee as its attorney- in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument, including,without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intended to be created hereunder, that the Indenture Trustee may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

                 (b) Without limiting the generality of Section 5(a) hereof, the Company hereby irrevocably authorizes and empowers the Indenture Trustee for the ratable benefit of the Noteholders, upon the occurrence and during the continuation of any Event of Default, at the expense of the Company, either in the Indenture Trustee's own name or in the name of the Company, at any time and from time to time:

                          (i) to ask, demand, receive, issue a receipt for, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to the Company, and any and all other property which may be or become deliverable at any time or times to the Company, under or with respect to the Collateral;

                          (ii) to exercise any rights or remedies of the Company under the TARC Loan Documents and the TransTexas Loan Documents;

                          (iii) to endorse any drafts, checks, orders or other instruments for the payment of money payable to the Company on account of the Collateral (including any such draft, check, order or instrument issued by any insurance company payable jointly to the Company and the Indenture Trustee); and

                          (iv) to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of the Company or otherwise, which the Indenture Trustee may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Agreement or in furtherance of the purposes hereof, including any action which by the terms of this Agreement is to be taken by the Company.

                 (c) Nothing in this Agreement shall be construed as requiring or obligating the Indenture Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any other action with respect to any of the Collateral or any part thereof or the amounts due or to become due in respect thereof or any property covered thereby, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times other than to account for amounts or Collateral received.

                 (d) The Indenture Trustee shall be entitled at any time to file this Agreement, or a carbon, photographic or any other reproduction of this Agreement, as a financing statement, but the failure of the Indenture Trustee to do so shall not impair the validity or enforceability of this Agreement. The Indenture Trustee shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Indenture Trustee's rights in or to, any of the Collateral.

                 (e) In its discretion, the Indenture Trustee may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Indenture Trustee on demand for any and all reasonable expenditures so made with interest on unpaid amounts at the maximum rate permitted by law. The Indenture Trustee shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

                 (f) Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Indenture Trustee shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Indenture Trustee of any payment relating to any of the Collateral, nor shall the Indenture Trustee be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Indenture Trustee in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled at any time or times other than to account for amounts or Collateral received, and no action taken or omitted shall give rise to any defense, counterclaim or right of action against the Indenture Trustee, unless the Indenture Trustee's actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct. The Indenture Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Indenture Trustee deals with similar property for its own account.

                 (g) If an Event of Default has occurred and is continuing, the Indenture Trustee may at any time, at its option, transfer to itself or any nominee any securities constituting the Pledged Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Indebtedness. Regardless of whether any Indebtedness is due, the Indenture Trustee may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Indebtedness, any deposits or other sums at any time credited by or due from the Indenture Trustee to the Company may at any time be applied to or set off against any of the Indebtedness.

                 (h) If an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Indenture Trustee, notify obligors on chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Indenture Trustee in any chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Indenture Trustee or to any financial institution designated by the Indenture Trustee as the Indenture Trustee's agent therefor, and the Indenture Trustee may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify said obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of chattel paper, general intangibles and instruments received by the Company as trustee for the Indenture Trustee without commingling the same with other funds of the Company and shall turn the same over to the Indenture Trustee in the identical form received, together with any necessary endorsements or assignments. The Indenture Trustee shall apply the proceeds of collection of chattel paper, general intangibles and instruments received by the Indenture Trustee to the Indebtedness, such proceeds to be immediately entered after final payment in cash of the items giving rise to them.

         Section 6.Voting Rights, Dividends, Etc.

                 (a) Until an Event of Default shall have occurred and be continuing:

                          (i)     except as otherwise provided in this
                 Agreement, the Company shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, in relation to the Pledged Collateral; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would materially impair the securities or the value thereof or violate any provision of this Agreement, the Indenture or any other ancillary document;

                          (ii)    except as otherwise provided in this
                 Agreement, the Company shall be entitled to receive and retain any and all dividends, distributions or other payments in respect of the Pledged Collateral and the Indenture Trustee, upon receipt of any of the foregoing, shall promptly pay or distribute the same to the Company, and, to the extent so permitted, any distributions received by the Company and transferred to other persons shall pass free and clear of the lien and security interest hereof; and

                          (iii) the Indenture Trustee shall execute and deliver to the Company or cause to be executed and delivered to the Company, all such proxies, powers of attorney, dividend orders and other instruments as the Company may reasonably request for the purpose of enabling it to exercise the voting or consensual rights and powers which the Company is entitled to exercise pursuant to the foregoing Section 6(a)(i) or to receive the dividends, distributions or other payments which the Company is authorized to retain pursuant to the foregoing
                 Section 6(a)(ii).

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Company to exercise the voting or consensual rights and powers which the Company would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Indenture Trustee, which shall then have the sole and exclusive right and authority to exercise, in its sole discretion, all such voting and consensual rights and powers and to receive and retain as Collateral all such dividends, distributions and other payments. Without limiting the foregoing, in such event the Indenture Trustee may exercise all voting and corporate rights at any meeting of any corporation issuing any such securities and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any such securities as if it were the absolute owner thereof, including, without limitation, the rights to exchange at its discretion, any and all such securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any such securities or upon the exercise by any such issuer or the Indenture Trustee of any right, privilege or option pertaining to any such securities, and, in connection therewith, to deposit and deliver any and all securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for the property actually received by it, but the Indenture Trustee shall have no duty to exercise any of the aforesaid rights, privileges or options and the Indenture Trustee shall not be responsible for any failure to do so or delay in so doing.

         Section 7. Default.

                 (a) It shall constitute a Default or an Event of Default under this Agreement if a "Default" or an "Event of Default" shall occur under the Indenture.

                 (b) If an Event of Default shall have occurred and is continuing and if the maturity of the Notes is accelerated under the provisions of the Indenture, in addition to any other rights and remedies that may be available to the Indenture Trustee under the UCC or the Indenture or under Section 5(a) or 5(b) of this Agreement or otherwise under this Agreement or at law, the Indenture Trustee, for the ratable benefit of the Noteholders, shall also have the following rights and powers:

                          (i) The Indenture Trustee may, without being required to give any notice except as hereinafter provided, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices as the Indenture Trustee deems satisfactory, and the Indenture Trustee and/or its collateral agent may be the purchaser for the ratable benefit of the Noteholders of any or all of the Collateral so sold at a public sale and thereafter hold the same absolutely free from any right or claim of whatsoever kind, and the Indebtedness or any portion of the Indebtedness may be applied as a credit against the purchase price.

                          (ii) Upon any such sale, the Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind by or on behalf of the Company, including any equity or rights of redemption of the Company, and the Company hereby specifically waives, to the full extent permitted by applicable law, all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted.

                          (iii) The Indenture Trustee shall give the Company ten (10) business days' written notice (which the Company agrees is reasonable notification within the meaning of
                 Section 9.504 of the UCC) of its intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale and, in case of a private sale, shall state the date after which such sale is to be made.

                          (iv) Any such public sale shall be held at such time or times within ordinary business hours and at such places as the Indenture Trustee may fix in the notices of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Indenture Trustee may, in its sole discretion, determine.

                          (v) The Indenture Trustee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may, without further notice, be made at any time or place to which the same shall be so adjourned.

                          (vi) In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Indenture Trustee until the selling price is paid by the purchaser thereof, but the Indenture Trustee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                          (vii) The Indenture Trustee, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to exercise its remedies regarding the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                          (viii) The Company agrees that if any Event of Default shall have occurred and be continuing, then the Indenture Trustee shall have the right to take possession of the Collateral, and for that purpose the Indenture Trustee may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom with or without notice or process of law. The Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Indenture Trustee's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the UCC.

                          (ix) If under mandatory requirements of applicable law, the Indenture Trustee shall be required to make disposition of the Collateral within a period of time that does not permit the giving of notice to the Company as hereinbefore provided, the Indenture Trustee need give the Company only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.

                          (x) The Indenture Trustee may instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral, including the obligors under the Intercompany Notes, to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Indenture Trustee or its designee.

                 (c) The Indenture Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale other than for its own gross negligence, willful misconduct or bad faith. The Company hereby waives, to the maximum extent permitted by applicable law, any claims against the Indenture Trustee and each Noteholder arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if the Indenture Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

                 (d) The Indenture Trustee shall not be obligated to pursue or exhaust its rights and remedies against any particular Collateral or other security for the Indebtedness before pursuing or enforcing its rights and remedies against any other Collateral or other security for the Indebtedness.

                 (e) To the extent permitted by law, the Company hereby waives (i) any rights to require the Indenture Trustee to proceed first against any other Person, to exhaust its rights in the Collateral or other security for the Indebtedness or to pursue any other right that the Indenture Trustee might have, (ii) with respect to the Notes, presentment and demand for payment, protest, notice of protest and nonpayment, notice of dishonor, notice of the intention to accelerate and notice of acceleration (except as otherwise set forth in the Indenture), and (iii) all rights of marshalling in respect of any and all of the Collateral.

                 (f) Without precluding any other methods of sale, the Company acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. The Indenture Trustee shall not be liable for any depreciation in the value of the Collateral.

                 (g) The Company agrees that its obligation to deliver the Collateral is of the essence of this Agreement and that accordingly, upon application to a court of equity having jurisdiction, the Indenture Trustee shall be entitled to a decree requiring specific performance by the Company of such obligation.

                 (h) Remedies of the Indenture Trustee are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of the Indenture Trustee.

                 (i) If an Event of Default shall have occurred and be continuing, the proceeds of any sale of or other realization upon all or any part of the Collateral and any other amounts held by the Indenture Trustee under this Agreement shall be applied by the Indenture Trustee as provided in the Indenture.

                 Any amounts remaining after such applications and the payment in full of all Notes with respect to the Indebtedness shall be remitted to the Company, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         Section 8. Registration Rights.

                 (a) If the Indenture Trustee or the Noteholders shall determine to exercise the right to sell any or all of the Pledged Collateral pursuant to Section 7 hereof, and if in the opinion of counsel for the Indenture Trustee or the Noteholders it is necessary (or if in the opinion of the Indenture Trustee or the Noteholders it is advisable) to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company will cause each issuing corporation to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Indenture Trustee or the Noteholders, advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and to make all amendments or supplements thereto and/or to the related prospectus which, in the opinion of the Indenture Trustee or the Noteholders, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and

         Exchange Commission applicable thereto. The Company agrees to use its best efforts to cause each such issuing corporation to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Indenture Trustee or the Noteholder shall designate and to cause each such issuing corporation to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                 (b) The Company recognizes that the Indenture Trustee or the Noteholders may be unable, or find it undesirable, to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, but may be compelled or desire to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof in violation of the Securities Act. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale, but, notwithstanding such circumstances, such private sale shall be deemed to have been made in a commercially reasonable manner. The Indenture Trustee and the Noteholders shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuing corporation would agree to do so.

                 (c) The Company further agrees to use commercially reasonable efforts to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company's expense. The Company further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Noteholders, that the Indenture Trustee and the Noteholders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this
         Section 8 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

                 (d) In addition, the Company agrees to enter into, and to cause TransTexas to enter into, a Registration Rights Agreement, by and among the Company, TransTexas and the Indenture Trustee, satisfactory in both form and substance to both the Company and the Indenture Trustee, within 60 days of the date of this Agreement.

         Section 9. General Provisions.

                 (a) Continuing Security Interest; Binding Effect. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination of the obligations of the Indenture Trustee under the Indenture and the indefeasible payment in full thereafter of the Obligations; (b) be binding upon the Company and its successors and assigns; and (c) inure to the benefit of the Indenture Trustee for the benefit of the Noteholders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Indenture Trustee may assign or otherwise transfer any of its rights under this Agreement to any other Person, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Indenture Trustee. Upon the termination of the obligations of the Indenture Trustee under the Indenture and the indefeasible payment in full thereafter of the Obligations, the Company shall be entitled to the return, upon its request and at its expense, of such of the Collateral as is in the Indenture Trustee's possession and as shall not have been sold or otherwise disposed of pursuant to the terms hereof.

                 (b) Security Interest Absolute. The lien and security interest created hereunder and the Company's obligations hereunder and the Indenture Trustee's rights hereunder shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events:

                          (i) The taking or accepting of any other security or assurance for any or all of the Indebtedness;

                          (ii)    Any release, surrender, exchange,
                 subordination or loss of any security or assurance at any time existing in connection with any or all of the Indebtedness;

                          (iii) The modification of, amendment to, or waiver of compliance with any terms of the Indenture, the Notes, the TARC Loan Documents or the TransTexas Loan Documents;

                          (iv) Any renewal, extension and/or rearrangement of the payment of any or all of the Indebtedness or any statement, indulgence, forbearance or compromise that may be granted or given by the Indenture Trustee to the Company or any other Person;

                          (v) any neglect, delay, omission, failure or refusal of the Indenture Trustee to take or prosecute any action in connection with any agreement, document or other instrument evidencing, securing or assuring the payment of any or all of the Indebtedness;

                          (vi)    the illegality, invalidity or
                 unenforceability of all or any part of the Indenture, the Notes, the TARC Loan Documents or the TransTexas Loan Documents; or

                          (vii) any other circumstance (other than payment in full of the Obligations) that might otherwise constitute a defense available to, or a discharge of, the Company or any party to any document in respect of the Obligations.

                 (c) Amendments. This Agreement or any term hereof may be amended or changed only by an instrument in writing executed jointly by the Company and the Indenture Trustee and in accordance with
         Article IX of the Indenture.

                 (d) Remedies Cumulative. Each right, power and remedy herein specifically granted to the Indenture Trustee or otherwise available to it or now or hereafter existing in law or in equity shall be cumulative and concurrent, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise (including, without limitation, all rights, powers and remedies granted to a secured party under the UCC), and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Indenture Trustee in its sole and complete discretion. The provisions of this Agreement may only be waived by an instrument in writing signed by the Indenture Trustee, and no failure on the part of the Indenture Trustee to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company hereunder shall, of itself, entitle the Company to any other or further notice or demand in the same or similar circumstances.

                 (e) Assignment. Neither this Agreement nor any interest herein or in the Collateral, or any part thereof, may be assigned by the Company without the prior written consent of the Indenture Trustee, except as expressly permitted herein or in the Indenture or in the Disbursement Agreement.

                 (f) Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 (g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability or such provision in any other jurisdiction.

                 (h) Survival. All representations and warranties contained herein, in the Indenture or made in writing by the Company in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Indenture and any documents executed in connection herewith or therewith.

                 (i) Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Indenture Trustee.

                 (j) Waiver. To the extent permitted by applicable law the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indenture obligations and this Agreement and any requirement that the Indenture Trustee protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity; provided however, that the Indenture Trustee shall in any event take such care in the handling of any Collateral in its possession as it takes with respect to its own property of a similar nature in its possession.

                 (k) Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as provided in Section 13.2 of the Indenture.
         Any party hereto may by notice to the other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing, if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Company may give notice to the Noteholders at the addresses set forth for them in the register kept by the Registrar under the Indenture or may request that the Indenture Trustee notify the Noteholders at such address.

                 (l) Conflicting Terms. In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Agreement and the terms, covenants, conditions and provisions set forth in the Indenture, the terms, covenants, conditions and provisions of the Indenture shall prevail.

                 (m) Release. The Collateral, in whole or in part, may be released in accordance with the Indenture.

                 (n) Conflicts. If any provision of the Indenture limits, qualifies, or conflicts with any similar provision of this Agreement, such provision of the Indenture shall control.

                 (o) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INDENTURE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                 IN WITNESS WHEREOF, the Company and the Indenture Trustee have executed this Agreement as of the date first above written.


                                    TRANSAMERICAN ENERGY CORPORATION



                                    By:
                                        ---------------------------------
                                    Name:
                                           ------------------------------
                                    Title:
                                           ------------------------------



                                    FIRSTAR BANK OF MINNESOTA, N.A.,
                                    as Indenture Trustee



                                    By:
                                        ---------------------------------
                                    Name:
                                           ------------------------------
                                    Title:
                                           ------------------------------

                                                                       EXHIBIT A



                             PERFECTION CERTIFICATE

                 The undersigned, Chief Financial Officer of TransAmerican Energy Corporation, a Delaware corporation (the "Company"), hereby certify with reference to the Security and Pledge Agreement dated as of June 13, 1997 between the Company and, as Indenture Trustee Firstar Bank of Minnesota, N.A., as (terms defined therein being used herein as therein defined), to the Indenture Trustee as follows:

         Section 1. Names.

                 (a) The exact corporate name of the Company, as it appears in its certificate of incorporation is as follows:

                          TransAmerican Energy Corporation

                 (b) Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change:

                          n/a

                 (c) The Company has not changed its identity or corporate structure in any way within the past five years except:

                          n/a

                 (d) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:

                          The TEC Group, Inc.

         Section 2. Current Locations.

                 (a) The chief executive office of the Company is located at the following address:

                 Mailing Address                        County     State

                 1300 N. Sam Houston Parkway East       Harris     Texas
                 Houston, 77032


                 (b) The following are all the places of business of the Company not identified above:

                 Mailing Address                        County     State

                 n/a

         Section 3. Prior Locations. Set forth below is the information required by subparagraphs (a) and (b) of Section 2 with respect to each location or place of business maintained by the Company at any time during the past five years:

                          n/a




         Section 4. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 4(a) hereto has been duly filed in the UCC filing office in each jurisdiction identified in Section 2 hereof. The Company will deliver a true copy of each such filing duly acknowledged by the filing officer as soon as practicable after the date hereof.

         Section 5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth filing information with respect to the filings described in Section 4 above.

         Section 6. Filings Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid.

                 IN WITNESS WHEREOF, the undersigned have hereunto set their hands this ___ day of June, 1997 in the respective capacities indicated below their signatures.





                                                  ----------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------

                                                                   SCHEDULE 2(b)

                              PLEDGED COLLATERAL



========================================================================================================================
                                                                                                           Percentage
                                                   Stock                                 Number                of
Stock                          Class of         Certificate              Par              of               Outstanding
Issuer                          Stock             No.(s)                Value            Shares              Shares
------                         --------         -----------             -----           -------            -----------
========================================================================================================================
TransAmerican Refining        Common Stock               4              $0.01           30,000,000               100%
Corporation
------------------------------------------------------------------------------------------------------------------------
TransTexas Gas Corporation    Common Stock              0043            $0.01            1,940,147              2.62%
------------------------------------------------------------------------------------------------------------------------
TransTexas Gas Corporation    Common Stock              0044            $0.01           38,059,853             51.43%
------------------------------------------------------------------------------------------------------------------------
TransTexas Gas Corporation    Common Stock              0045            $0.01           10,450,000             14.12%
========================================================================================================================

                                                                   SCHEDULE 4(a)


                           DESCRIPTION OF COLLATERAL

         1. All of the Debtor's right, title and interest in, to and under any and all of the following described property, assets and rights, in each case, wherever located, whether now owned or hereafter acquired or arising, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof and assigns all rights in and to all collateral securing the following described property, assets and rights:

                 (a) all equipment, machinery, chattels, tools, parts, machine tools, motor vehicles, furniture, fixtures and supplies of every nature, including, without limitation, vehicles, drilling rigs, workover rigs, fracture stimulation equipment, wellsite compressors, rolling stock and related equipment and other assets accounted for as equipment by the Debtor on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing (any and all such property being the "Equipment");

                 (b) all inventory in all of its forms, including without limitation, feedstocks, refined petroleum products, acquired line pipe, casing, drill pipe and other supplies accounted for as inventory by the Debtor on its financial statements (excluding any oil, natural gas, condensate and natural gas liquids), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software (any and all such property being "Inventory");

                 (c) all personal and fixture property of every kind and nature including, without limitation, all furniture, fixtures, raw materials, goods, contract rights, rights to the payment of money (including, without limitation, all right title and interest in and to (a) that certain Loan Agreement dated as of June 13, 1997 by and between TransAmerican Refining Corporation ("TARC") and the Debtor;
         (b) that certain promissory note in the amount of $920,000,000 executed by TARC in favor of the Debtor dated as of June 13, 1997; (c) that certain Loan Agreement dated as of June 13, 1997 by and between TransTexas Gas Corporation ("TransTexas") and the Debtor and (d) that certain promissory note in the amount of $450,000,000 executed by TransTexas in favor of the Debtor dated as of June 13, 1997), insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (any and all such property being the "Personal Property"); and

                 (d)      any and all "accounts" as such term is defined in
         Article 9 of the Uniform Commercial Code as in effect in the State of New York (excluding all intercompany accounts), all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing (any and all such property, the "Receivables" and together with the Equipment, Inventory and Personal Property, the "Company UCC Collateral").

         2. All of the following described property, rights and interests, in each case, wherever located, whether now owned or hereafter acquired or arising, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof (collectively, the "Pledged Collateral"):

                 (a) all of the issued and outstanding shares of common stock identified on Schedule 2(b) attached hereto of TARC, TransTexas and any other subsidiary of the Company presently existing or hereafter created or acquired (the "Pledged Subsidiaries") therein set forth;

                 (b) all other shares of common stock or other equity securities issued by the Pledged Subsidiaries now or hereafter owned or acquired by the Company in any manner, and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any property described in Section (b)(i) or any notes, bonds, debentures or other evidences of indebtedness that (A) are at any time convertible, exchangeable or exercisable into capital stock or other equity securities of the Pledged Subsidiaries or (B) have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the property described in Section (b) hereof; provided, however, that in the event the Company acquires any outstanding Common Stock Purchase Warrants of TARC issued on February 23, 1995 (the "TARC Warrants") pursuant to a tender offer by the Company for such TARC Warrants, the Company shall promptly cancel such TARC Warrants or contribute such TARC Warrants to TARC for prompt cancellation, and in no event will such TARC Warrants be included in the definition of "Pledged Collateral"; and

                 (c) all proceeds and products of the foregoing and distributions thereof or with respect thereto, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the foregoing.

         3. The disbursement account (the "Disbursement Account") maintained at Firstar Bank of Minnesota, N.A., more specifically described on
Schedule I attached hereto, owned by the Debtor and created by that certain Disbursement Agreement by and among the Company, TARC, the disbursement agent named therein and the construction supervisor named therein, as amended pursuant to the terms thereof, and all investments, securities, financial assets credited thereto and security entitlements with respect thereto, and all certificates and instruments, if any, from time to time representing or evidencing the Disbursement Account or any property credited thereto, whether now owned by the Company or existing or hereafter acquired, created or arising including the proceeds thereof (the "Assigned Collateral" and, together with the Company UCC Collateral and the Pledged Collateral, the "Collateral").

Notwithstanding anything contained herein to the contrary, the stock of an Accounts Receivable Subsidiary shall not constitute Collateral hereunder.

                                                                      SCHEDULE 5


                              SCHEDULE OF FILINGS


Debtor                    Filing Officer                    File Number
Date(1)





---------------

(1)    Indicate lapse date, if other than fifth anniversary.

                                       1